MAYTAG S FULL-YEAR PERFORMANCE WITHIN RANGE OF EXPECTATIONS;
           EXPECTS WEAKER FIRST QUARTER RESULTS COMPARED TO 1999



NEWTON, IOWA-(Feb. 14, 2000)-Maytag Corporation confirmed today that it expects full year results within the lower end of the range of current estimates in the investment community, which is from $3.80 to $4.00 per share in 2000.  Maytag also said it expects first quarter 2000 diluted earnings per share (EPS) results could be off 10 percent or more from

1999 s record first quarter performance of $.95 a share.

      In spite of indications of somewhat slower growth in the first quarter than anticipated, we will continue to invest strategically in high return, CFROI-based initiatives for future growth, including smart and aggressive expansion of our intelligent innovation business model outside

North America,  said Maytag Chairman and CEO Lloyd D. Ward.   The Sanyo

alliance, which we announced this morning, is one specific step we are taking to extend our business model.  Additionally, during this year we do not anticipate curtailing other critical investments in R&D and the next wave of innovative products and services, in e-Business initiatives, or in smart, connected Internet-based appliances.  Investments in these areas are one reason for slower growth early in 2000.

      We had said previously that our EPS growth would be slower in the first half, while accelerating through the second half of 2000; that continues to be our view.  Now, based on early information, we can provide additional perspective, especially around the first quarter.

     Dixie-Narco vending equipment sales to major soft drink bottlers in the quarter will be off significantly compared to the prior year, due to a major customer curtailing purchases. This impact is expected to last at least through the first half and may continue to affect the business for most of 2000.




     The decline in sales for Dixie-Narco is not likely to be offset by home appliance sales, which are expected to be flat in the first quarter compared to the prior year.

     In floor care, competitive pressures from products in the new bagless upright vacuum category continue to dampen growth of sales at Hoover.

Hoover will introduce its own innovation advances on bagless upright vacuums in the second quarter.

     In major appliances, Maytag Neptune and Gemini continue to sell well.

Value brands Admiral and Magic Chef continue to be under attack in what is an increasingly competitive segment of the market for those brands. Maytag

Performa laundry, which competes in value brand price segments, continues to sell extremely well.  Maytag is expanding the Performa line into every product category and to all retailers as it moves its focus away from less profitable brands.

       We already anticipated the first quarter would be slow as we build

EPS momentum through the year,  Ward said.   Now, the first quarter will

have some added weakness we had not anticipated due to slower Dixie-Narco sales.  And, as we had reported previously, the Y2K shutdown schedule in the major appliance division benefited results in the fourth quarter 1999 by several cents a share and will hurt results in the first quarter of 2000 similarly.

      During the second half, we expect EPS to increase in the range of 15 to 20 percent year over year.  The biggest lift to top line growth and to earnings in the second half will be new product introductions in floor care, cooking, dishwashing, foodservice, and refrigeration.  We also have opportunities to drive top and bottom line growth through new distribution initiatives during the year.


       We expect improved margins in the second half due to specific actions we already have begun, such as global sourcing initiatives, and through productivity gains resulting from our on-going initiative that combines Lean Manufacturing and Six Sigma quality.  Late in the second quarter we will deploy our plan to reduce G&A costs by $25 million over two years. And we are continuing to put the strategic building blocks in place to construct a value creation model for shareowners that consistently drives top line growth, margin improvement, and asset turns.



Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. Refer to Part II, Item 7 of Maytag's Annual Report on Form 10-K for the year ended December 31, 1998, for a description of such factors.

                                   # # #
CPI007

Media Contact:
Additional Information:

James G. Powell                    www.maytagcorp.com
Maytag Corporate Communications
515-787-8392
jpowel@maytag.com


                    MAYTAG AND SANYO ANNOUNCE ALLIANCE

          FOR JOINT PRODUCT DEVELOPMENT, TECHNOLOGY AND MARKETING



TOKYO, JAPAN  (Feb. 14, 2000) Maytag Corporation and SANYO Electric Co.,

Ltd., today announced a master alliance agreement that provides a framework for the two corporations to work jointly on product development, mutual product supply and joint purchasing of parts.

     The two companies officially announced the alliance on February 14 in

Osaka, Japan.

     The alliance agreement provides the business framework that will enable Maytag and SANYO jointly to develop and market home appliance products for the Japanese and Pacific Rim markets.  This involves major appliances and floor care products, with an initial focus on laundry, new cooking technologies, and floor and fabric care products.  Both companies separately have developed and marketed high-efficiency clothes washers.

Through the alliance, both companies expressed an interest in jointly developing a high efficiency clothes washer for home use.  This is a product development area under the alliance that also is of interest to

Procter & Gamble, which has co- promoted high-efficiency wash systems with

Maytag in North America and with SANYO in Japan.  Procter & Gamble is expected to support the Maytag and SANYO alliance through efforts to accelerate high-efficiency wash systems.

     Secondly both companies will supply strategic products to each other.

The first project under the alliance agreement brings Maytag brand high efficiency commercial laundry equipment into Japan for distribution by

SANYO.  Initial product shipments arrived in Japan in January.  SANYO,

which holds a leading position in the home and commercial laundry market in

Japan, will distribute the Maytag-manufactured commercial laundry equipment under the Maytag brand name.


SANYO also will explore the possibility of exporting its home appliance products to Maytag.

            Finally both companies will explore component parts procurement to reduce cost and enhance design efficiency.

     Maytag previously had indicated its approach to international markets would be to focus on targeting specific markets where its innovation strategy could be successful and to focus on establishing partnerships and alliances, rather than  building and owning  assets worldwide.  Commenting on the alliance, Maytag Chairman and CEO Lloyd D. Ward said,  Maytag is committed to taking its innovation strategy to markets worldwide in ways that will benefit consumers and, ultimately, Maytag s shareowners.  The alliance with SANYO is a significant step forward in that strategy.

Together, Maytag and SANYO offer remarkably complementary strengths in businesses, brands, and products.  SANYO certainly enjoys marketing and distribution strength in Japan and elsewhere, as well as manufacturing prowess; we believe we add critical strengths around innovation,

technology, and product concepts that will meet the needs of consumers in

Japan and other markets.

     Mr. Satoshi Iue, Chairman and CEO, SANYO Electric Co., Ltd.,

commented,  Maytag has been very successful in the North American market with its brand name products, advanced technology and innovative marketing

strategies.   Complementing these assets, SANYO is globally involved in the fields of multi-media equipment, clean energy and environmental related products, and home appliance products. In addition to these traditional areas, we are aggressively developing digitized information appliances and related key components which will meet the needs of the multi-media society. In a mature industry, the creation of this alliance is the first step in mutually developing future new sources of revenue in both our core local markets and others around the world.

     Ward concluded by saying,  Over the next five years, this alliance


could return to its partners as much as $100 million (U.S.) pre-tax income growth from new products and cost reduction benefits from global sourcing and product supply initiatives.  While those benefits won t be realized immediately, after a start up phase that is the dimension of the target we have in sight.



Maytag Corporation is a leading producer of home and commercial appliances. SANYO Electric Co., Ltd. is one of the world s leading home appliance manufacturers, producing and selling AV/Information and communications systems, in addition to both electrical and industrial appliances.

Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. Refer to Part II, Item 7 of Maytag's Annual Report on Form 10-K for the year ended December 31, 1998, for a description of such factors.

                                   # # #


Media Contacts


Maytag Corporation
James G. Powell
Maytag Corporate Communications
(1) 515-787-8392
jpowel@maytag.com


Additional Information: www.maytagcorp.com

SANYO Electric Co., Ltd.
Kaoru Tanaka
Sanyo Corporate Communications
(81) 6-6994-3546 or 3547
Additional Information:
www.sanyo.co.jp


SANYO Sales & Supply Company
Keisuke Honda
(1) 630-875-3511 / (81) 6-6994-3546 or 3547


Burson-Marsteller, Tokyo
Paul Allen
(81) 3-3264-6693